Certificate of free use of residence and business premises

Xiamen Star Fashion Culture & Media Co., Ltd Change of residence and business premises is located in Xiamen lake district and ning 27401 room 64, the residence and business premises for the lake street offices, covers an area of 20 square meters, use for office, now provide free to Xiamen star fashion culture media co., LTD. Only as the commercial subject of residence and business premises.

The use of this certificate is valid from July 17,2023 to July 16,2024.

hereby to certify.

Huli District, Huli
Sub-district Office

On July 17,2023